UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 3, 2008, State Farm issued the following press release:

State Farm® Announces Intent to Vote in Favor of Management of Phoenix Companies Inc.®

Bloomington, Ill., March 3 /PRNewswire/ — In light of the magnitude of business dealings between State Farm and the Phoenix Companies, Inc. (“Phoenix”), State Farm deemed it appropriate to distribute this News Release in advance of the May 2, 2008 annual meeting of the Phoenix shareholders.

State Farm has a strategic alliance with Phoenix to distribute advanced market life insurance products. This alliance has been operating since 2001. A key to the alliance’s on-going success is stability and continuity in both the service and products provided by Phoenix to State Farm’s distribution system. Our ongoing confidence in the current Phoenix management structure is based in large part upon their understanding of this issue and how their actions have demonstrated the ability to meet our expectations. Any key leadership changes could negatively impact the stability in the alliance between the two companies.

State Farm intends to vote in favor of the director nominees recommended by the Phoenix Board of Directors.

State Farm® insures more cars and homes than any other insurer in the U.S., is the leading insurer of watercraft and is also a leading insurer in Canada. State Farm’s 17,000 agents and 68,000 employees serve over 76 million auto, fire, life and health policies in the United States and Canada, and more than 1.7 million bank accounts. State Farm Mutual Automobile Insurance Company is the parent of the State Farm family of companies. State Farm is ranked No. 31 on the Fortune 500 list of largest companies. For more information, please visit statefarm.com® or in Canada statefarm.ca®.

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IMPORTANT INFORMATION REGARDING THE SOLICITATION AND

PARTICIPANTS THEREIN

In connection with its 2008 Annual Meeting, The Phoenix Companies, Inc. has filed a definitive proxy statement, BLUE proxy card and other materials with the U.S. Securities and Exchange Commission. The Phoenix Companies, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with our upcoming annual meeting and the notice we received from one of our shareholders. Information regarding the special interests of the directors and executive officers in the proposals that are the subject of the meeting is included in the proxy statement that we have filed.

The Phoenix Companies, Inc.’s shareholders are strongly advised to read the proxy statement filed in connection with the annual meeting carefully before making any voting or investment decision, as it contains important information. Shareholders are able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports we file, for free at the Web site maintained by the Securities and Exchange Commission at www.sec.gov or at our Web site at www.phoenixwm.com, in the Investor Relations section. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC, toll-free at (800) 414-4313. Banks and Brokers may call collect at (203) 658-9400.